EXHIBIT 24(C)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to incorporation by reference in the Registration Statements of Xechem International, Inc. and its subsidiaries on Forms S-8 Number (333------) of our report dated August 17, 2001 on our audit of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1999, and for the year then ended.


                                        Wiss & Company, LLP
                                        Certified Public Accountants

Livingston, New Jersey
August 17, 2001